Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-3 (No. 333-196223), and S-8 (Nos. 333-166315, 333-180368 and 333-183294) of VimpelCom Ltd. of our report dated March 24, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F of VimpelCom Ltd. for the year ended December 31, 2014. We also consent to the reference to us under the heading “Selected Financial Data” in this Annual Report on Form 20-F.

Amsterdam, 24 March 2015

PricewaterhouseCoopers Accountants N.V.

/s/ F.P. Izeboud RA CPA

F.P. Izeboud RA CPA

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